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                                                                    EXHIBIT 3(e)

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                       CORRECTIONS CORPORATION OF AMERICA


CORPORATE CONTROL NUMBER:  0330360

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, as amended, the undersigned corporation adopts the following Articles of Amendment to its Charter:

         1. The name of the corporation is Corrections Corporation of America (the "Corporation").

         2. Section 2 of the Charter of the Corporation is amended as follows:

                  The address of the principal office of the Corporation is 10 Burton Hills Boulevard, Nashville, Davidson County, Tennessee 37215.

         3. Section 4 (b) of the Charter of the Corporation is amended as follows:

                  The address of the Corporation's registered agent, Linda Cooper, is 10 Burton Hills Boulevard, Nashville, Davidson County, Tennessee 37215.

         4. The Board of Directors of the Corporation approved these amendments by resolution dated December 30, 1997, without shareholder approval, as such is not required by law.

         5. These amendments are to be effective upon filing of these Articles of Amendment with the Secretary of State.


Dated:   December 30, 1997.        CORRECTIONS CORPORATION OF AMERICA


                                   By: /s/ Darrell K. Massengale
                                       -----------------------------------------
                                         Darrell K. Massengale, Chief Financial
                                         Officer and Secretary